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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       FIRST AMERICAN STRATEGY FUNDS, INC.

     The undersigned officer of First American Strategy Funds, Inc. (the "Corporation"), a Minnesota corporation which is subject to the provisions of Minnesota Statutes, Chapter 302A, hereby certifies that the following amendment to the Corporation's Articles of Incorporation have been adopted by the Board of Directors and by the requisite vote of shareholders of the Corporation pursuant to said Chapter 302A:

     WHEREAS, the Corporation is registered as an open-end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several series, each of which represents a separate and distinct portfolio of assets;

     WHEREAS, it is desirable and in the best interests of the holders of the Series E shares of the Corporation (also known as "Income Builder Fund") that the assets belonging to such series, subject to all liabilities of such series, be sold to a separate portfolio of the Corporation which is known as "Strategy Conservative Allocation Fund" and which is represented by the Corporation's Series A shares, in exchange for shares of Strategy Conservative Allocation Fund, which shares are to be delivered pro rata to the former shareholders of Income Builder Fund;

     WHEREAS, Income Builder Fund and Strategy Conservative Allocation Fund have entered into an Agreement and Plan of Reorganization providing for the foregoing transactions; and

     WHEREAS, the Agreement and Plan of Reorganization requires that, in order to bind all holders of shares of Income Builder Fund to the foregoing transactions, and in particular to bind such holders to the cancellation and retirement of the outstanding Income Builder Fund shares, it is necessary to adopt an amendment to the Corporation's Articles of Incorporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation's Articles of Incorporation be, and the same hereby are, amended to add the following
     Article 7B immediately following Article 7A thereof:

          ARTICLE 7B. (a) For purposes of this Article 7B, the following terms shall have the following meanings:

          "Acquired Fund" means the Corporation's Income Builder Fund, which is represented by the Corporation's Series E Common Shares.

          "Class A Acquired Fund Shares" means the Corporation's Series E, Class One Common Shares.

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          "Class B Acquired Fund Shares" means the Corporation's Series E, Class
          Two Common Shares.

          "Class C Acquired Fund Shares" means the Corporation's Series E, Class Three Common Shares.

          "Class R Acquired Fund Shares" means the Corporation's Series E, Class Five Common Shares.

          "Class Y Acquired Fund Shares" means the Corporation's Series E, Class Four Common Shares.

          "Acquiring Fund" means the Corporation's Strategy Conservative Allocation Fund, which is represented by the Corporation's Series A Common Shares.

          "Class A Acquiring Fund Shares" means the Corporation's Series A, Class Two Common Shares.

          "Class B Acquiring Fund Shares" means the Corporation's Series A, Class Three Common Shares.

          "Class C Acquiring Fund Shares" means the Corporation's Series A, Class Four Common Shares.

          "Class R Acquiring Funds Shares" means the Corporation's Series A, Class One Common Shares.

          "Class Y Acquiring Fund Shares" means the Corporation's Series A, Class Five Common Shares.

          "Effective Time" means 4:00 p.m. Eastern time on the date upon which these Articles of Amendment are filed with the Secretary of State of the State of Minnesota.

          (b) At the Effective Time, the assets belonging to the Acquired Fund, the Special Liabilities associated with such assets, and the General Assets and General Liabilities allocated to the Acquired Fund, shall be sold to and assumed by the Acquiring Fund in return for Acquiring Fund shares, all pursuant to the Reorganization Agreement. For purposes of the foregoing, the terms "assets belonging to," "Special Liabilities," "General Assets" and "General Liabilities" have the meanings assigned to them in Article 9(b), (c) and (d) of the Corporation's Articles of Incorporation.

          (c) At the Effective Time, each issued and outstanding Acquired Fund share shall be, without further action, exchanged for those numbers and classes of Acquiring Fund shares calculated in accordance with paragraph
     (d) below.

          (d) The numbers of Class A, Class B, Class C, Class R and Class Y Acquiring Fund Shares to be issued in exchange for the Class A, Class B, Class C, Class R and Class Y Acquired Fund Shares shall be determined as follows:


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               (i) The net asset value per share of the Acquired Fund's and the
          Acquiring Fund's Class A shares, Class B shares, Class C shares, Class R shares, and Class Y shares shall be computed as of the Effective Time using the valuation procedures set forth in the Corporation's articles of incorporation and bylaws and then-current Prospectuses and Statement of Additional Information and as may be required by the Investment Company Act of 1940, as amended (the "1940 Act").

               (ii) The total number of Class A Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class A Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class A Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class A Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class A Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (iii) The total number of Class B Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class B Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class B Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class B Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class B Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (iv) The total number of Class C Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class C Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class C Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class C Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class C Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (v) The total number of Class R Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class R Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class R Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class R Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class R Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.


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               (vi) The total number of Class Y Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class Y Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class Y Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class Y Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class Y Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (vii) At the Effective Time, the Acquired Fund shall issue and distribute to the Acquired Fund shareholders of the respective classes pro rata within such classes (based upon the ratio that the number of Acquired Fund shares of the respective classes owned by each Acquired Fund shareholder immediately prior to the Effective Time bears to the total number of issued and outstanding Acquired Fund shares of the respective classes immediately prior to the Effective Time) the full and fractional Acquiring Fund shares of the respective classes issued by the Acquiring Fund pursuant to (ii) through (vi) above. Accordingly, each Class A Acquired Fund shareholder shall receive, at the Effective Time, Class A Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class A Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each Class B Acquired Fund shareholder shall receive, at the Effective Time, Class B Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class B Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each Class C Acquired Fund shareholder shall receive, at the Effective Time, Class C Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class C Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; each Class R Acquired Fund shareholder shall receive, at the Effective Time, Class R Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class R Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; and each Class Y Acquired Fund shareholder shall receive, at the Effective Time, Class Y Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class Y Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time.

          (e) The distribution of Acquiring Fund shares to Acquired Fund shareholders provided for in paragraphs (c) and (d) above shall be accomplished by the issuance of such Acquiring Fund shares to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund shareholders representing the numbers and classes of Acquiring Fund shares due each such shareholder pursuant to the foregoing provisions. All issued and outstanding shares of the Acquired Fund shall simultaneously be cancelled on the books of the Acquired Fund and retired. From and after the Effective Time, share certificates formerly representing Acquired Fund shares shall represent the numbers and classes of Acquiring Fund shares determined in accordance with the foregoing provisions.


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          (f) From and after the Effective Time, the Acquired Fund shares cancelled and retired pursuant to paragraph (e) above shall have the status of authorized and unissued Series E common shares of the Corporation, without designation as to series.

     The undersigned officer of the Corporation hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President or a Vice President and witnessed by its Secretary or an Assistant Secretary on May 29, 2009.

                                        FIRST AMERICAN STRATEGY FUNDS, INC.


                                        By  /s/ Jeffery M. Wilson
                                            ------------------------------------
                                        Its Vice President


Witness:


/s/ Michael W. Kremenak
-------------------------------------
Assistant Secretary


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